Exhibit 99.1

FOR IMMEDIATE RELEASE

Editor’s Contact:
Steve Sturgeon
QLogic Corporation
Phone: (949) 389-6268
steve.sturgeon@qlogic.com

Investor’s Contact:
Michael Roe
QLogic Corporation
Phone: (949) 389-6440
michael.roe@qlogic.com

QLOGIC REPORTS SECOND QUARTER
RESULTS FOR FISCAL YEAR 2004
Revenues and Net Income Reach Record Levels

Aliso Viejo, Calif., October 15, 2003 — QLogic Corporation (Nasdaq:QLGC), the company that powers storage area networks (SANs), today announced its second quarter financial results for the period ended September 28, 2003.

Net revenues on a GAAP basis for the second quarter of fiscal 2004 were a record $132.3 million, up 5% sequentially from the $126.2 million reported in the first quarter of fiscal 2004. Fibre Channel revenues for the second quarter were up 8% sequentially to a record $101.0 million and represented 76% of the Company’s total revenue. Net income on a GAAP basis for the second quarter of fiscal 2004 was a record $34.2 million, or $0.35 per share on a diluted basis. This was an increase of 8% sequentially from the $31.7 million, or $0.33 per share on a diluted basis, reported in the first quarter of fiscal 2004.

During the second quarter of fiscal 2004, net revenues increased 23% from the $107.1 million reported in the comparable quarter last year on a GAAP basis. Fibre Channel revenues for the second quarter were up 36% from the comparable quarter last year. Second quarter net income on a GAAP basis increased 49% from the $23.0 million, or $0.24 per share on a diluted basis, reported in the second quarter of last year.

Net revenues for the first six months of fiscal 2004 were $258.5 million, up 25% from the $206.1 million reported in the comparable period last year on a GAAP basis. Net income on a GAAP basis for the first six months of fiscal 2004 was $65.9 million, or $0.68 per share on a diluted basis. This was an increase of 43% from the $46.1 million, or $0.48 per share on a diluted basis, reported in the comparable period last year.

Revenues on a pro forma basis of $132.3 million for the second quarter of fiscal 2004 and $126.2 million for the first quarter of fiscal 2004 were the same as net revenues reported on a GAAP basis. Pro forma net income for the second quarter of fiscal 2004 was a record $36.1 million, or $0.37 per share on a diluted basis, up 7% sequentially from the $33.8 million, or $0.35 per share on a diluted basis, for the first quarter of fiscal 2004.

During the second quarter of fiscal 2004, revenues on a pro forma basis increased 22% from the $108.5 million recorded in the comparable quarter last year. Fibre Channel revenues on a pro forma basis for the second quarter were up 34% from the $75.6 million recorded in the comparable quarter last year. Pro forma net income for the second quarter increased 31% from the $27.5 million, or $0.29 per share on a diluted basis, for the second quarter of last year.

Pro forma revenues for the first six months of fiscal 2004 were $258.5 million, up 24% from the $209.3 million recorded in the comparable period last year. Pro forma net income for the first six months of fiscal 2004 was $69.9 million, or $0.73 per share on a diluted basis. This was an increase of 31% from the $53.4 million, or $0.56 per share on a diluted basis, reported in the comparable period last year.

The pro forma non-GAAP results are a supplement to financial statements based on GAAP and these results include adjustments primarily for non-cash items associated with merger related stock compensation charges and, in fiscal 2003, Fibre Channel sales discounts for stock warrants and an impairment of an investment in a technology company. QLogic uses pro forma information to evaluate its on-going operating performance and believes this presentation provides investors with additional insight into its underlying operating results and business trends. A reconciliation between the GAAP and pro forma non-GAAP results is included in the accompanying financial data.

“We are very pleased with the company’s performance during the second quarter and the achievement of record revenues and net income. The continued growth in our pro forma revenues during the second quarter was the result of a significant increase in sales of our Fibre Channel products, which increased 8% sequentially and 34% over the comparable quarter last year,” said H.K. Desai, the Company’s chairman, chief executive officer and president. “We continue to improve our share in the Fibre Channel market driven by broad-based increases in demand from major original equipment manufacturers and channel partners.”

The Company’s balance sheet was again highlighted by an increase in cash and short-term investments, ending the quarter with $708.2 million, an increase of $65.0 million during the first six months of fiscal 2004.

QLogic’s fiscal 2004 second quarter conference call is scheduled today at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time). H.K. Desai, chairman of the board, chief executive officer and president, and Frank Calderoni, senior vice president and chief financial officer, will host the conference call. The call is being webcast live via the Internet at www.qlogic.com/company/investor_relations.asp or via CCBN. Phone access to participate in the conference call is available at (719) 867-0660, passcode: 135702.

The quarterly financial information that the Company intends to discuss during the conference call is included in this press release and will be available on the Company’s website at www.qlogic.com/company/investor_relations.asp for 12 months following the conference call. To listen to a webcast replay of the conference call, please visit the Investor Relations section of the Company’s website at www.qlogic.com/company/investor_relations.asp. The webcast replay will be available for 12 months following the conference call. An audio replay of the conference call will also be available through October 29, 2003 by calling (719) 457-0820, passcode: 135702.

Powered by QLogic

Since 1993, over 45 million QLogic products have shipped inside servers, workstations, RAID subsystems, tape libraries, disk and tape drives. These products were delivered to small, medium and large enterprises around the world. Powering solutions from leading companies like Cisco, Dell, EMC, Fujitsu, Hitachi, HP, IBM, Network Appliance, Quantum, StorageTek and Sun Microsystems, the broad line of QLogic controller chips, host bus adapters, network switches and management software move data from storage devices through the network fabric to servers. A member of the S&P 500 and NASDAQ 100, QLogic was recently named to Fortune’s 100 Fastest Growing Companies list for the fourth consecutive year and was named to Business Week’s list of 100 Hot Growth Companies for 2003. In addition, QLogic was named to Forbes’ Best 200 Small Companies for the fourth consecutive year during fiscal year 2003. For more information visit www.qlogic.com.

Note: All QLogic-issued press releases appear on the Company’s website (www.qlogic.com). Any announcement that does not appear on the QLogic website has not been issued by QLogic.

Disclaimer — Forward Looking Statements

This press release contains statements relating to future results of the Company (including certain beliefs and projections regarding business trends) that are “forward-looking statements” as defined within the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied in the forward-looking statements. The Company wishes to advise readers that these potential risks and uncertainties include, but are not limited to: the volatility of the Company’s stock price; fluctuations in operating results; the dependence on the storage area network market; the ability to maintain and gain market or industry acceptance of the Company’s products; the dependence on a limited number of customers and fluctuations or cancellations in orders from customers; the ability to compete effectively with other companies; a reduction in sales efforts by current distributors; the dependence on relationships with certain silicon chip suppliers and other subcontractors; the complexity of the Company’s products;

terrorist activities and resulting military actions; international, economic, regulatory, political and other risks; changes in semiconductor foundry capacity; the ability to maintain or expand upon strategic alliances; the strain on resources caused by rapid growth and expansion; the ability to attract and retain key personnel; and the ability to protect proprietary rights or to satisfactorily resolve any infringement claims.

More detailed information on these and additional factors which could affect the Company’s operating and financial results are described in the Company’s Forms 10-K, 10-Q and other reports, filed or to be filed with the Securities and Exchange Commission. The Company urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. The forward looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Trademarks and registered trademarks are the property of the companies with which they are associated.

QLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME — GAAP

(unaudited — in thousands, except per share amounts)

	Three Months Ended			Six Months Ended

	Sep. 28,	Jun. 29,	Sep. 29,	Sep. 28,	Sep. 29,
	2003	2003	2002	2003	2002

Gross revenues	$132,267	$126,235	$108,525	$258,502	$209,305
Stock-based sales discounts	—	—	1,410	—	3,228

Net revenues	132,267	126,235	107,115	258,502	206,077
Cost of revenues	42,366	42,002	40,200	84,368	77,307

Gross profit	89,901	84,233	66,915	174,134	128,770
Operating expenses:
Engineering and development	21,482	22,735	19,633	44,217	37,812
Selling and marketing	12,436	11,729	11,435	24,165	22,053
General and administrative	4,408	4,091	3,651	8,499	6,845

Total operating expenses	38,326	38,555	34,719	76,881	66,710

Operating income	51,575	45,678	32,196	97,253	62,060
Interest and other income	3,556	5,412	2,167	8,968	6,779

Income before income taxes	55,131	51,090	34,363	106,221	68,839
Income taxes	20,950	19,414	11,348	40,364	22,768

Net income	$34,181	$31,676	$23,015	$65,857	$46,071

Net income per share:
Basic	$0.36	$0.34	$0.25	$0.70	$0.49
Diluted	$0.35	$0.33	$0.24	$0.68	$0.48
Number of shares used in per share computations:
Basic	94,282	94,017	93,377	94,150	93,277
Diluted	96,360	96,002	95,189	96,181	95,384

QLOGIC CORPORATION

PRO FORMA NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited — in thousands, except per share amounts)

	Three Months Ended			Six Months Ended

	Sep. 28,	Jun. 29,	Sep. 29,	Sep. 28,	Sep. 29,
	2003	2003	2002	2003	2002

Net revenues	$132,267	$126,235	$108,525	$258,502	$209,305
Cost of revenues	42,366	42,002	40,200	84,368	77,307

Gross profit	89,901	84,233	68,325	174,134	131,998
Operating expenses:
Engineering and development	19,590	20,623	18,065	40,213	34,677
Selling and marketing	12,436	11,729	11,435	24,165	22,053
General and administrative	4,408	4,091	3,651	8,499	6,845

Total operating expenses	36,434	36,443	33,151	72,877	63,575

Operating income	53,467	47,790	35,174	101,257	68,423
Interest and other income	3,556	5,412	5,167	8,968	9,779

Income before income taxes	57,023	53,202	40,341	110,225	78,202
Income taxes	20,950	19,414	12,804	40,364	24,826

Net income	$36,073	$33,788	$27,537	$69,861	$53,376

Net income per share:
Basic	$0.38	$0.36	$0.29	$0.74	$0.57
Diluted	$0.37	$0.35	$0.29	$0.73	$0.56
Number of shares used in per share computations:
Basic	94,282	94,017	93,377	94,150	93,277
Diluted	96,360	96,002	95,189	96,181	95,384

The above pro forma non-GAAP financial information is based on the Company’s unaudited condensed consolidated financial statements and excludes certain adjustments primarily for non-cash items associated with merger related stock compensation charges and, in fiscal 2003, Fibre Channel sales discounts for stock warrants and an impairment of an investment in a technology company. Prior to the first quarter of fiscal 2004, the Company’s pro forma income tax expense was based on the respective effective tax rate utilized for GAAP purposes applied to the pro forma pre-tax income. However in fiscal 2004, the pro forma tax effect is being calculated on a specific item basis as all of the Company’s pro forma adjustments in fiscal 2004 are not tax deductible. The pro forma income tax expense for all periods prior to fiscal 2004 reflect the income tax expense on a specific item basis consistent with fiscal 2004. The Company uses the pro forma information to evaluate its on-going operating performance and believes this presentation provides investors with additional insight into its underlying operating results and business trends. This presentation is not in accordance with, or an alternative for, GAAP and may be different from pro forma non-GAAP presentations used by other companies.

A reconciliation of the Company’s net income and the related net income per share amounts computed in accordance with generally accepted accounting principles to the corresponding amounts included above is presented in the following table.

QLOGIC CORPORATION

Reconciliation of GAAP Net Income to Pro Forma Non-GAAP Net Income

(unaudited — in thousands, except per share amounts)

	Three Months Ended			Six Months Ended

	Sep. 28,	Jun. 29,	Sep. 29,	Sep. 28,	Sep. 29,
	2003	2003	2002	2003	2002

GAAP net income	$34,181	$31,676	$23,015	$65,857	$46,071
Items excluded from GAAP net income:
Merger related stock compensation charges	1,892	2,112	1,568	4,004	3,135
Sales discounts for stock warrants	—	—	1,410	—	3,228
Technology company investment impairment	—	—	3,000	—	3,000
Income tax effect	—	—	(1,456)	—	(2,058)

Pro forma net income	$36,073	$33,788	$27,537	$69,861	$53,376

Basic net income per share:
GAAP net income	$0.36	$0.34	$0.25	$0.70	$0.49
Adjustments	0.02	0.02	0.04	0.04	0.08

Pro forma net income	$0.38	$0.36	$0.29	$0.74	$0.57

Diluted net income per share:
GAAP net income	$0.35	$0.33	$0.24	$0.68	$0.48
Adjustments	0.02	0.02	0.05	0.05	0.08

Pro forma net income	$0.37	$0.35	$0.29	$0.73	$0.56

QLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited — in thousands)

	Sep. 28, 2003	Mar. 30, 2003

ASSETS
Current assets:
Cash and cash equivalents	$174,238	$137,810
Short-term investments	533,921	505,387
Accounts receivable, net	64,897	49,694
Inventories	19,317	19,365
Deferred income taxes	27,651	31,914
Prepaid expenses and other current assets	3,179	4,010

Total current assets	823,203	748,180
Property and equipment, net	62,501	59,813
Other assets	5,836	9,426

	$891,540	$817,419

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,430	$15,301
Accrued expenses	43,612	51,383

Total current liabilities	61,042	66,684
Total stockholders’ equity	830,498	750,735

	$891,540	$817,419

QLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited — in thousands)

	Six Months Ended

	Sep. 28,	Sep. 29,
	2003	2002

Cash flows from operating activities:
Net income	$65,857	$46,071
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,128	6,575
Deferred income taxes	7,539	6,678
Stock-based sales discounts	—	3,228
Other non-cash charges	7,080	9,034
Changes in operating assets and liabilities	(19,652)	4,985

Net cash provided by operating activities	67,952	76,571

Cash flows from investing activities:
Net purchases of marketable securities	(29,575)	(22,440)
Additions to property and equipment	(9,920)	(6,857)

Net cash used in investing activities	(39,495)	(29,297)

Cash flows from financing activities:
Proceeds from issuance of stock under stock plans	8,969	4,833
Purchase of treasury stock	(998)	—

Net cash provided by financing activities	7,971	4,833

Net increase in cash and cash equivalents	36,428	52,107
Cash and cash equivalents at beginning of period	137,810	76,124

Cash and cash equivalents at end of period	$174,238	$128,231